UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2023

QualTek Services Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40147	83-3584928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Sentry Parkway E, Suite 200

Blue Bell, PA 19422

(Address of Principal Executive Offices, and Zip Code)

(484) 804-4585

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	QTEK	The Nasdaq Stock Market LLC
Warrants	QTEKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01           Entry into a Material Definitive Agreement.

On March 16, 2023, QualTek Services Inc. (the “Company”), through its wholly-owned subsidiaries QualTek Buyer, LLC and QualTek LLC, entered into an amendment to each of (i) the Term Credit and Guaranty Agreement, dated as of July 18, 2018, among QualTek Buyer, LLC, QualTek LLC, certain subsidiaries of QualTek LLC and Citibank, N.A., as administrative agent and collateral agent (the “Term Loan Amendment”) and (ii) the ABL Credit and Guaranty Agreement, dated as of July 18, 2018, among QualTek Buyer, LLC, QualTek LLC, certain subsidiaries of QualTek LLC and PNC Bank, National Association, as administrative agent and collateral agent (the “ABL Amendment”).

The Term Loan Amendment provides for $55 million of immediately available new money incremental term loans under the existing term loan credit agreement. On March 16, 2023, the Company borrowed the full $55 million of new money incremental term loans. Each of the lenders providing the new money incremental term loans, and existing term lenders who agree to take new money incremental term loans by assignment after the closing date and participate in the reallocation process, will be entitled to receive rollover loans structured as a new facility of term loans under the existing term loan credit agreement. Pursuant to the payment waterfall, the new money incremental term loans will be senior to the rollover loans, and the rollover loans will be senior to the existing term loans. The interest rate on the new money incremental term loans will be the secured overnight financing rate (“SOFR”) plus 12.0%, with a minimum cash pay requirement of SOFR plus 1.00% and the remainder to be paid-in-kind. The maturity date on the new money incremental term loans will be June 16, 2024. The Term Loan Amendment will also implement modifications to certain of the affirmative covenants, negative covenants and events of default and certain other amendments. The interest rate and maturity date of the rollover loans will remain consistent with the existing term loans.

The ABL Amendment provides for a reduction in the aggregate commitment from $130 million to $105 million, a modification of the interest rate to BSBY plus 5.00% and a modification of the maturity date of the ABL facility to be June 16, 2024. The ABL Amendment will also implement modifications to certain of the affirmative covenants, negative covenants and events of default, including a waiver of the financial covenant for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

The description of the Term Loan Amendment and the ABL Amendment in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Term Loan Amendment and the ABL Amendment. A copy of each of the Term Loan Amendment and the ABL Amendment is included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Maha Eltobgy as a Director

On March 15, 2023, Maha Eltobgy, a member of the Board of Directors (the “Board”) of the Company, notified the Company that she was resigning from the Board, effective immediately. Ms. Eltobgy’s resignation is not the result of any disagreement with the Company relating to its operations, policies or practices or with its Board or management.

Election of Emanuel R. Pearlman as a Director

On March 15, 2023, the Board elected Emanuel R. Pearlman as an independent director of the Company, effective immediately, to fill the vacancy created by Ms. Eltobgy’s resignation, with a term expiring at our annual meeting of stockholders in 2024 or until his successor is duly elected and qualified or until his earlier resignation, removal or death. The Board also appointed Mr. Pearlman to serve as a member of the special committee of the Board that has been established to review and approve strategic and financial alternatives.

Mr. Pearlman is the Founder, Chairman and Chief Executive Officer of Liberation Investment Group, an investment management and consulting firm that provides financial consulting, devises capital structures, negotiates IPOs, leads acquisitions and mergers, implements restructurings, and creates other complex financial plans for a variety of companies. In February 2023, Mr. Pearlman became a member of the Board of Diebold Nixdorf, Inc., a multinational financial and retail technology company that specializes in the sale, manufacture, installation and service of self-service transaction systems (such as ATMs and currency processing systems), point-of-sale terminals, physical security products, and software and related services for global financial, retail and commercial markets. He also serves as a member of the Finance and the People & Compensation Committees. Since January 2012, Mr. Pearlman has been a director of Network-1 Technologies, Inc., a company specializing in the development, licensing, and protection of its intellectual property assets, where he serves as chairman of the audit committee and a member of the nominating and governance committee. Mr. Pearlman is currently a director of LSC Communications, LLC, the largest producer of books in the United States and a leading manufacturer and distributor of magazines, catalogs and office products, serving as a member of the audit and compensation committees since 2021.

From March 2022 to April 2022, Mr. Pearlman served as a director of Redbox Entertainment, Inc., an entertainment company, and chair of its strategic review committee. In October 2020 and February 2021, Mr. Pearlman became a director of Atlas Crest Investment Corp. (“ACIC”) and Atlas Crest Investment Corp. II (“ACII”), special purpose acquisition companies. He served as chairman of the audit committee and as a member of the compensation committee and nomination & governance committee on both boards until his ACIC board service ended in September 2021 and his ACII board service ended in June 2022. Prior to that, Mr. Pearlman served as director of Empire Resorts, Inc. (2010 - 2019); CEVA Logistics, AG (2018-2019); CEVA Holdings, LLC (2013-2018); ClubCorp Holdings, Inc. (2017); Fontainebleau Miami JV, LLC (2009-2014); Jameson Inns, Inc. (2012); Dune Energy, Inc. (2012-2013); Multimedia Games, Inc. (2006-2010); and Network-1 Security Solutions, Inc. (2000-2002). Mr. Pearlman holds an M.B.A. from Harvard Business School and an A.B. from Duke University. Mr. Pearlman is 62 years old.

Mr. Pearlman will be compensated pursuant to an independent director agreement, under which he will be paid a monthly fee of $40,000.

The Board determined that Mr. Pearlman is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder and the listing standards of the Nasdaq Capital Market. There are no arrangements or understandings between Mr. Pearlman and any other person in connection with his appointment as director of the Company, and there are no transactions or relationships between Mr. Pearlman and the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01           Regulation FD Disclosure.

Press Release

In connection with the Term Loan Amendment and the ABL Amendment, the Company issued a press release on March 16, 2023, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01           Other Events.

Hisey Notice of Non-Renewal

The Company’s employment agreement with Christopher S. Hisey, the Company’s Chief Executive Officer and a member of the Board, automatically renews each year for a one-year period unless either party gives notice of non-renewal. Mr. Hisey has notified the Company that he will not renew his employment agreement with the Company. Mr. Hisey remains the Company’s Chief Executive Officer and a member of the Board until his resignation or removal from such positions. Mr. Hisey and the Company intend to discuss alternative employment terms prior to the expiration of Mr. Hisey’s employment agreement.

Failure to Make Interest Payment on the Convertible Notes

On March 15, 2023, the Company did not make an interest payment of approximately $3.7 million due on its Senior Unsecured Convertible Notes due 2027 (the “Convertible Notes”). The Company has a 30-day grace period, or until April 14, 2023, to make the interest payment. If, at the expiration of such 30-day grace period on April 14, 2023, the Company does not make the interest payment, the trustee under the Convertible Notes or holders of 25% in aggregate principal amount of the Convertible Notes may declare the principal of, premium, if any, of and accrued and unpaid interest on, the Convertible Notes to be due and payable immediately, which would require the Company to pay approximately $128.5 million immediately.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of the Company. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words and expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company.

Should one or more of the risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K to reflect the occurrence of unanticipated events.

Item 9.01           Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment to Term Credit and Guaranty Agreement, dated March 16, 2023, by and among QualTek Buyer, LLC, QualTek LLC, certain subsidiaries of QualTek LLC and Citibank, N.A., as administrative agent and collateral agent.

10.2	Amendment to ABL Credit and Guaranty Agreement, dated March 16, 2023, by and among QualTek Buyer, LLC, QualTek LLC, certain subsidiaries of QualTek LLC and PNC Bank, National Association, as administrative agent and collateral agent.

99.1	Press release, dated March 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTEK SERVICES INC.

Date: March 16, 2023	By:	/s/ Matthew J. McColgan
	Name:	Matthew J. McColgan
	Title:	Chief Financial Officer

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